Exhibit (24)(b)
February 23, 2010
Mr. Thomas J. Webb
Mr. James E. Brunner
Ms. Catherine M. Reynolds
Consumers Energy Company
One Energy Plaza
Jackson, MI 49201-2276
Consumers Energy Company is required to file an Annual Report on Form 10-K for the year ended December 31, 2009 with the Securities and Exchange Commission within 60 days after the end of the year.
We hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said Annual Report with any necessary exhibits, and any amendments thereto that may be required.
Very truly yours,

/s/ K. Whipple	/s/ Philip R. Lochner, Jr.

Kenneth Whipple	Philip R. Lochner, Jr.

/s/ Merribel S. Ayres	/s/ M. T. Monahan

Merribel S. Ayres	Michael T. Monahan

/s/ Jon E. Barfield	/s/ Joseph F. Paquette Jr.

Jon E. Barfield	Joseph F. Paquette Jr.

/s/ Stephen E. Ewing	/s/ Percy A. Pierre

Stephen E. Ewing	Percy A. Pierre

/s/ Richard M. Gabrys	/s/ K. L. Way

Richard M. Gabrys	Kenneth L. Way

/s/ D. W. Joos	/s/ John B. Yasinsky

David W. Joos	John B. Yasinsky